Hanmi Financial Corporation Reports Improving
Third Quarter 2010 Financial Results
LOS ANGELES — October 28, 2010 — Hanmi Financial Corporation (NASDAQ: HAFC), the holding company for Hanmi Bank, today reported a substantial decline in overall net loss for the third quarter of 2010 as compared to both the immediately preceding and year ago quarters. For the third quarter of 2010, net loss fell to $14.6 million, or $0.12 per share, compared to a second quarter loss of $29.3 million, or $0.57 per share, and a loss of $59.7 million, or $1.26 per share, in the third quarter a year ago. For the first nine months of 2010, net loss totaled $93.3 million, or $1.24 per share, compared to $86.4 million, or $1.86 per share in the first nine months of 2009.
“The strong support of our shareholders, as well as the encouraging demand from the capital market, allowed us to raise gross proceeds of $120 million in new capital at the beginning of the quarter. As a result, the Bank has met the threshold for being considered ‘well-capitalized’ for regulatory purposes at September 30, 2010,” said Jay S. Yoo, President and Chief Executive Officer.
Third Quarter 2010 Highlights
•	Hanmi strengthened its capital ratios with the successful sale of $120 million of common stock at a purchase price of $1.20 per share, resulting in net proceeds to the Company of $116.3 million. Hanmi injected $110 million to the Bank which enhanced the Bank’s Total Risk Based Capital Ratio to 11.61% as compared with 7.35% in the immediate prior quarter and 9.69% a year ago. The Bank’s tangible common equity to tangible assets at quarter end was 8.37%, up from 7.55% a year earlier.

•	Non-performing loans fell to $194.7 million, or 8.13% of gross loans, from $242.1 million or 9.67% of gross loans in the second quarter and up from $174.4 million, or 5.85% a year ago. The coverage ratio of the allowance to non-performing loans increased to 90.41% at September 30, 2010, compared to 72.96% at the prior quarter-end and 71.53% at the end of the third quarter a year ago.

•	During the first nine months of 2010, the successful deleveraging of the balance sheet reduced total assets by 6% or $194 million to $2.97 billion, with gross loans down 15%.

•	The funds raised in the capital offering and sales of loans provided sufficient liquidity with $608 million in cash and securities as of September 30, 2010.

•	Although slightly reduced from the prior quarter’s 3.56%, the net interest margin (NIM) significantly improved to 3.49% in the third quarter as compared with 3.00% in the third quarter a year ago. Year-to-date NIM increased 93 basis points to 3.58% from 2.65% in the first nine months of 2009.
Successful Capital Raise
As previously announced, Hanmi successfully raised gross proceeds of $120 million of capital with approximately $47 million in its rights offering and $73 million in the best efforts public offering. Of the $116.3 million in net proceeds, $110.0 million was down-streamed from the holding company to the Bank. “With our improved capital position as compared to the immediately preceding quarter, we believe we are now substantially in compliance with our regulatory orders, and are working to finalize our strategic plan and other compliance efforts by the year end,” Mr. Yoo stated.
Asset Quality
At September 30, 2010, the allowance for loan losses was $176.1 million, or 7.35% of gross loans, compared to $176.7 million, or 7.05% of gross loans, at June 30, 2010, and $124.8 million, or 4.19% of gross loans a year ago. Hanmi’s loan loss allowance to non-performing loans ratio significantly increased to 90.41% from 71.53% a year ago. Third quarter charge-offs, net of recoveries, were down to $21.3 million compared to $38.9 million in the second quarter and $29.9 million in the third quarter of 2009.
Non-performing loans (NPLs) declined 20% to $194.7 million at September 30, 2010 from $242.1 million at June 30, 2010, and up 12% from $174.4 million at September 30, 2009. Of the total $194.7 million NPLs, $33.4 million, or 17.2%, were current on payments and are supported by underlying collateral or have been made to borrowers with additional assets to support their loans. Approximately 94.7% of the total NPLs were impaired with a $16.1 million impairment reserve for those loans. Sales of impaired loans also reduced non-performing assets with 12 loan sales generating $24.7 million in net proceeds in the third quarter. Year-to-date loan sales have generated $114.6 million in net proceeds on the sale of 58 loans. Sales of other real estate owned (OREO) continued during the third quarter, with four properties sold for the net proceed of $2.5 million, resulting in a $235,000 net loss. Year-to-date OREO sales have generated $8.8 million in net proceeds on the sale of 13 properties, resulting in an $81,000 net loss. OREO, real estate acquired through foreclosure, totaled $20.6 million at September 30, 2010, down from $24.1 million at June 30, 2010 and also down from $27.1 million a year ago. “We have been aggressive in selling loans prior to foreclosure, which partially accounts for the reduction of OREO,” said Mr. Yoo.
The following table shows non-performing loans by loan category:
Total Non-Performing Loans

(’000)	9/30/2010	% of Total NPL	6/30/2010	% of Total NPL	9/30/2009	% of Total NPL
Real Estate Loans:
Commercial Property	31,103	16.0%	42,877	17.7%	39,437	22.6%
Construction	9,338	4.8%	9,823	4.0%	10,650	6.1%
Land Loans	29,701	15.2%	35,806	14.8%	7,502	4.3%
Residential Property	2,264	1.2%	2,836	1.2%	3,450	2.0%
Commercial & Industrial Loans:
Owner Occupied Property	90,777	46.6%	113,977	47.1%	72,106	41.3%
Other C&I	31,216	16.0%	36,521	15.1%	40,902	23.5%
Consumer Loans	330	0.2%	293	0.1%	380	0.2%

TOTAL NPL	194,729	100.0%	242,133	100.0%	174,427	100.0%

The proactive approach to the problematic credits this year reduced delinquent loans on accrual status to $23.9 million, or 1.0% of gross loans at September 30, 2010, from $28.5 million, or 1.0% of gross loans at September 30, 2009. Quarter over quarter, the delinquent loans on accrual status increased from $21.7 million at June 30, 2010 due to the addition of a single construction loan in the amount of $8.7 million. However, delinquency of accrual loans decreased for all other loan categories. The following table shows delinquent loans on accrual status by loan category:
Delinquent loans on accrual status

(’000)	9/30/2010	% of Total	6/30/2010	% of Total	9/30/2009	% of Total
Real Estate Loans:
Commercial Property	382	1.6%	3,020	13.9%	8,916	31.2%
Construction	8,714	36.5%	—	—	—	—
Land Loans	—	—	—	—	3,550	12.5%
Residential Property	801	3.4%	1,858	8.6%	854	3.0%
Commercial & Industrial Loans:
Owner Occupied Property	9,261	38.7%	9,964	45.9%	7,825	27.5%
Other C&I	4,543	19.0%	6,559	30.2%	6,540	23.0%
Consumer Loans	196	0.8%	300	1.4%	787	2.8%

TOTAL	23,897	100.0%	21,701	100.0%	28,472	100.0%

Balance Sheet
“During the past two years, we have employed a strategy to deleverage our balance sheet to reduce portfolio risk and to respond to the economic downturn that negatively impacted our capital levels. With the new capital we have already raised this year, together with the new capital that we expect from the Woori transaction, we plan to move from a downsizing mode into moderately expanding our organization,” said Mr. Yoo. Total assets increased slightly at the end of the third quarter to $2.97 billion, from $2.91 billion at June 30, 2010, and down 14% from $3.46 billion at September 30, 2009.

Gross loans, net of deferred loan fees, were $2.39 billion at September 30, 2010, down 4% from $2.50 billion at June 30, 2010, and down 20% from $2.98 billion at September 30, 2009.
“We continue to build our core deposits and reduce our reliance on higher-cost certificates of deposits during the third quarter of 2010,” stated Brian Cho, EVP & Chief Financial Officer. “We have reduced our reliance on whole sale funding by eliminating broker deposits from the deposit mix. Federal Home Loan Bank advances are also down 4% from a year ago to $153.7 million.” Total deposits decreased 16% year-over-year and declined 2% from the prior quarter. Total deposits were $2.53 billion at September 30, 2010, compared to $2.58 billion at June 30, 2010, and $2.99 billion at September 30, 2009.
Results of Operations
Net interest income, before the provision for credit losses, totaled $26.3 million for the third quarter of 2010 which was down slightly from net interest income of $26.5 million in the third quarter a year ago. Higher cash and cash equivalent balances as well as increases in investment securities generated lower yields on assets, but the impact was offset by the decline in cost of funds associated with replacing high-cost time deposits with low-cost deposits. For the first nine months of 2010, net interest income before provision for credit losses totaled $79.9 million compared to $72.8 million in the first nine months of 2009.
Average gross loans decreased 20.2% to $2.46 billion for the third quarter of 2010 from $3.08 billion for the same period of 2009 and declined 19.3% to $2.61 billion for the nine months of 2010 from $3.24 billion for the same period of 2009. Average investment securities increased 7.0% to $223.7 million for the third quarter of 2010 from $209.0 million for the third quarter of 2009 and decreased 10.9% to $169.6 million for the first nine months of 2010 from $190.2 million for the same period of 2009. “The decreases in average gross loans were the direct result of our balance sheet deleveraging strategy” said Cho. Consistent with this strategy, average deposits also decreased 17.5% to $2.56 billion for the third quarter of 2010 from $3.10 billion for the same period in 2009 and declined 17.7% to $2.61 billion for the nine months of 2010 from $3.17 billion for the same period of 2009.
The average yield on the loan portfolio decreased slightly by 6 basis points to 5.44% in the third quarter of 2010, compared to the third quarter a year ago and decreased 11 basis points to 5.37% for the first nine months of 2010 from 5.48% for the same period of 2009. For the first nine months of 2010, the reversal of previously recorded interest income due to the additional non-accrual loans was $2.9 million ($0.3 million in the third quarter and $2.6 million in the first half of the year), resulting in a negative impact on NIM by 13 basis points. The cost of average interest-bearing deposits in the third quarter was 1.65%, down 105 basis points from the third quarter of 2009 and year-to-date it was 1.75%, down 143 basis points from a year ago. As a result, Hanmi’s net interest margin improved 49 basis points to 3.49% in the third quarter of 2010 compared to 3.00% in the third quarter of 2009 and improved 93 basis points to 3.58% for the first nine months of 2010 from 2.65% for the same period of 2009.
As a result of the decrease of charge-offs and non-performing loans, the provision for credit losses in the third quarter of 2010 decreased to $22.0 million, compared to $49.5 million in the third quarter a year ago. For the first nine months of 2010, the provision for credit losses totaled $117.5 million down from $119.4 million in the first nine months of 2009.
Total non-interest income in the third quarter of 2010 was $6.5 million compared to $8.2 million in the third quarter of 2009. The decrease in non-interest income is primarily attributable to decreases in service charges on deposit accounts and a decrease in net gain on sales of loans. Service charges on deposit accounts decreased by $833,000 to $3.4 million for the third quarter of 2010 from $4.3 million for the same period of 2009, primarily due to a decrease of $751,000 in NSF charges and a decrease in account analysis fees. Net gain on sale of loans decreased by $635,000 for the third quarter of 2010, compared to the same period in 2009. “The gain on sale of loans was substantial during the third quarter of 2009 when we sold accumulated inventory upon the recovery of the SBA secondary market,” Cho noted. For the first nine months of 2010, non-interest income was $20.1 million, a decrease of $4.1 million, or 17.0%, from $24.3 million for the same period in 2009. The decrease was due primarily to a $2.3 million decrease in service charges on deposit accounts associated with the slowed business activities in the depressed economy and a $1.1 million decrease in net gain on sales of investment securities.
Total non-interest expense increased $1.2 million to $24.9 million for the third quarter of 2010, up from $23.7 million in the third quarter a year ago. The overall increase in non-interest expense was primarily due to an $879,000 impairment charge on equity securities, acquired prior to 2004 for Community Reinvestment Act purposes, upon recapitalization of the issuer of such equity securities, an $860,000 compensation expense for the preannounced retention plan payable in November 2010, and a $423,000 increase in directors and officers liability insurance premium driven by the change in risk categories of the Bank. The increase was partially offset by decreases in OREO related expenses and professional fees. Year-to-date non-interest expense increased by $8.2 million to $75.9 million, up 12% from $67.6 million in the first nine months of 2009, primarily due to a higher valuation provision for OREO properties and FDIC insurance premium in addition to the aforementioned expenses.
Conference Call Information
Management will host a conference today at 1:30 p.m. PDT (4.30 p.m. EDT) to discuss these financial results. This call will also be broadcast live via the internet. Investment professionals and all others are invited to access the live call by dialing (857) 350-1589 at 1:30 p.m. (PDT), using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi Financial Corporation website at www.hanmi.com. Shortly after the call concludes, the replay will also be available at (617) 801-6888, using access code #46109720 where it will be archived until November 15, 2010.
About Hanmi Financial Corporation
Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and a loan production office in Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmi.com.
Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward —looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our securities purchase agreement with Woori Finance Holdings, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: inability to consummate the proposed transaction with Woori Finance Holdings on the terms contemplated in the Securities Purchase Agreement entered into with Woori on May 25, 2010, as amended (the “transaction”); failure to receive regulatory approval for the Transaction; inability to continue as a going concern; inability to raise additional capital on acceptable terms or at all; failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to the Company; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission (“SEC”), including attached as an Exhibit to a Current Report on Form 8-K filed with the SEC on June 18, 2010, and our most recent Quarterly Report on Form 10-Q, as well as current and periodic reports filed with the U.S. Securities and

Exchange Commission hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
Cautionary Statements
The issuance of the securities to Woori described in this news release have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.
Contact
Hanmi Financial Corporation
BRIAN E. CHO
Chief Financial Officer
(213) 368-3200

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	September 30,	June 30,	%	December 31,	%	September 30,	%
	2010	2010	Change	2009	Change	2009	Change
ASSETS

Cash and Due from Banks	$63,455	$60,034	5.7%	$55,263	14.8%	$57,727	9.9%
Interest-Bearing Deposits in Other Banks	218,843	170,711	28.2%	98,847	121.4%	155,607	40.6%
Federal Funds Sold	—	20,000	—	—	—	—	—

Cash and Cash Equivalents	282,298	250,745	12.6%	154,110	83.2%	213,334	32.3%

Investment Securities	325,428	191,094	70.3%	133,289	144.2%	205,901	58.1%

Loans:
Gross Loans, Net of Deferred Loan Fees	2,394,291	2,503,426	(4.4)%	2,819,060	(15.1)%	2,977,504	(19.6)%
Allowance for Loan Losses	(176,063)	(176,667)	(0.3)%	(144,996)	21.4%	(124,768)	41.1%

Loans Receivable, Net	2,218,228	2,326,759	(4.7)%	2,674,064	(17.0)%	2,852,736	(22.2)%

Premises and Equipment, Net	17,639	17,917	(1.6)%	18,657	(5.5)%	19,302	(8.6)%
Accrued Interest Receivable	8,442	7,802	8.2%	9,492	(11.1)%	11,389	(25.9)%
Due from Customers on Acceptances	1,375	1,072	28.3%	994	38.3%	1,859	(26.0)%
Other Real Estate Owned, Net	20,577	24,064	(14.5)%	26,306	(21.8)%	27,140	(24.2)%
Deferred Income Taxes, Net	—	—	—	3,608	—	2,464	—
Servicing Assets	3,197	3,356	(4.7)%	3,842	(16.8)%	3,957	(19.2)%
Other Intangible Assets, Net	2,480	2,754	(9.9)%	3,382	(26.7)%	3,736	(33.6)%
Investment in Federal Home Loan Bank Stock, at Cost	28,418	29,556	(3.9)%	30,697	(7.4)%	30,697	(7.4)%
Investment in Federal Reserve Bank Stock, at Cost	6,783	6,783	—	7,878	(13.9)%	10,053	(32.5)%
Bank-Owned Life Insurance	27,111	26,874	0.9%	26,408	2.7%	26,171	3.6%
Income Taxes Receivable	9,188	9,697	(5.2)%	56,554	(83.8)%	34,908	(73.7)%
Other Assets	17,341	16,477	5.2%	13,425	29.2%	13,843	25.3%

TOTAL ASSETS	$2,968,505	$2,914,950	1.8%	$3,162,706	(6.1)%	$3,457,490	(14.1)%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Noninterest-Bearing	$559,764	$574,843	(2.6)%	$556,306	0.6%	$561,548	(0.3)%
Interest-Bearing	1,967,622	2,000,271	(1.6)%	2,193,021	(10.3)%	2,430,312	(19.0)%

Total Deposits	2,527,386	2,575,114	(1.9)%	2,749,327	(8.1)%	2,991,860	(15.5)%

Accrued Interest Payable	13,727	14,024	(2.1)%	12,606	8.9%	19,730	(30.4)%
Bank Acceptances Outstanding	1,375	1,072	28.3%	994	38.3%	1,859	(26.0)%
Federal Home Loan Bank Advances	153,734	153,816	(0.1)%	153,978	(0.2)%	160,828	(4.4)%
Other Borrowings	2,558	3,062	(16.5)%	1,747	46.4%	1,496	71.0%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—	82,406	—
Deferred Tax Liabilities	807	1,203	(32.9)%	—	—	—	—
Accrued Expenses and Other Liabilities	13,880	11,073	25.3%	11,904	16.6%	12,191	13.9%

Total Liabilities	2,795,873	2,841,770	(1.6)%	3,012,962	(7.2)%	3,270,370	(14.5)%

Stockholders’ Equity	172,632	73,180	135.9%	149,744	15.3%	187,120	(7.7)%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,968,505	$2,914,950	1.8%	$3,162,706	(6.1)%	$3,457,490	(14.1)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended					Nine Months Ended
	Sept 30,	June 30,	%	Sept 30,	%	Sept 30,	Sept 30,	%
	2010	2010	Change	2009	Change	2010	2009	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$33,681	$34,486	(2.3)%	$42,705	(21.1)%	$104,862	$132,508	(20.9)%
Taxable Interest on Investment Securities	1,592	1,359	17.1%	1,541	3.3%	4,035	4,261	(5.3)%
Interest on Interest-Bearing Deposits in Other Banks	165	99	66.7%	68	—	319	81	—
Dividends on Federal Reserve Bank Stock	102	103	(1.0)%	150	(32.0)%	323	456	(29.2)%
Tax-Exempt Interest on Investment Securities	62	77	(19.5)%	607	(89.8)%	216	1,871	(88.5)%
Interest on Term Federal Funds Sold	32	11	—	293	(89.1)%	29	1,688	—
Dividends on Federal Home Loan Bank Stock	33	20	65.0%	64	(48.4)%	74	64	15.6%
Interest on Federal Funds Sold and Securities Purchased Under Resale Agreements	8	16	(50.0)%	67	(88.1)%	41	261	(84.3)%

Total Interest and Dividend Income	35,675	36,171	(1.4)%	45,495	(21.6)%	109,899	141,190	(22.2)%

INTEREST EXPENSE:
Interest on Deposits	8,299	8,813	(5.8)%	17,365	(52.2)%	26,816	62,836	(57.3)%
Interest on Junior Subordinated Debentures	739	692	6.8%	747	(1.1)%	2,100	2,581	(18.6)%
Interest on Federal Home Loan Bank Advances	342	339	0.9%	865	(60.5)%	1,027	2,987	(65.6)%
Interest on Other Borrowings	22	31	(29.0)%	—	—	53	2	—

Total Interest Expense	9,402	9,875	(4.8)%	18,977	(50.5)%	29,996	68,406	(56.2)%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	26,273	26,296	(0.1)%	26,518	(0.9)%	79,903	72,784	9.8%
Provision for Credit Losses	22,000	37,500	(41.3)%	49,500	(55.6)%	117,496	119,387	(1.6)%

NET INTEREST INCOME (LOSS) AFTER PROVISION FOR CREDIT LOSSES	4,273	(11,204)	(138.1)%	(22,982)	(118.6)%	(37,593)	(46,603)	(19.3)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	3,442	3,602	(4.4)%	4,275	(19.5)%	10,770	13,032	(17.4)%
Insurance Commissions	1,089	1,206	(9.7)%	1,063	2.4%	3,573	3,430	4.2%
Remittance Fees	484	523	(7.5)%	511	(5.3)%	1,469	1,579	(7.0)%
Other Service Charges and Fees	409	372	9.9%	489	(16.4)%	1,193	1,439	(17.1)%
Trade Finance Fees	381	412	(7.5)%	512	(25.6)%	1,144	1,517	(24.6)%
Bank-Owned Life Insurance Income	237	235	0.9%	234	1.3%	703	695	1.2%
Net Gain on Sales of Loans	229	220	4.1%	864	(73.5)%	443	866	(48.8)%
Net Gain on Sales of Investment Securities	4	8	(50.0)%	—	—	117	1,168	(90.0)%
Other Operating Income	186	99	87.9%	265	(29.8)%	731	545	34.1%

Total Non-Interest Income	6,461	6,677	(3.2)%	8,213	(21.3)%	20,143	24,271	(17.0)%

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	9,552	9,011	6.0%	8,648	10.5%	27,349	24,659	10.9%
Occupancy and Equipment	2,702	2,674	1.0%	2,834	(4.7)%	8,101	8,506	(4.8)%
Other Real Estate Owned Expense	2,580	1,718	50.2%	3,372	(23.5)%	9,998	5,017	99.3%
Deposit Insurance Premiums and Regulatory Assessments	2,253	4,075	(44.7)%	2,001	12.6%	8,552	7,420	15.3%
Data Processing	1,446	1,487	(2.8)%	1,608	(10.1)%	4,432	4,691	(5.5)%
Professional Fees	753	1,022	(26.3)%	1,239	(39.2)%	2,841	2,745	3.5%
Directors and Officers Liability Insurance	716	716	—	293	—	2,149	881	—
Supplies and Communications	683	574	19.0%	603	13.3%	1,774	1,772	0.1%
Advertising and Promotion	567	503	12.7%	447	26.8%	1,605	1,640	(2.1)%
Loan-Related Expense	322	310	3.9%	192	67.7%	939	1,590	(40.9)%
Amortization of Other Intangible Assets	273	301	(9.3)%	379	(28.0)%	902	1,214	(25.7)%
Impairment Loss on Investment Securities	879	—	—	—	—	879	—	—
Other Operating Expenses	2,143	2,375	(9.8)%	2,073	3.4%	6,339	7,509	(15.6)%

Total Non-Interest Expense	24,869	24,766	0.4%	23,689	5.0%	75,860	67,644	12.1%

LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(14,135)	(29,293)	(51.7)%	(38,458)	(63.2)%	(93,310)	(89,976)	3.7%
Provision (Benefit) for Income Taxes	442	(36)	—	21,207	—	11	(3,580)	—

NET LOSS	$(14,577)	$(29,257)	(50.2)%	$(59,665)	(75.6)%	$(93,321)	$(86,396)	8.0%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	%	Sept. 30,	%	Sept. 30,	Sept 30,	%
	2010	2010	Change	2009	Change	2010	2009	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,456,883	$2,611,178	(5.9)%	$3,078,104	(20.20)%	$2,610,122	$3,235,455	(19.3)%
Average Investment Securities	223,709	158,543	41.1%	209,021	7.0%	169,558	190,243	(10.9)%
Average Interest-Earning Assets	2,989,762	2,965,975	0.8%	3,552,698	(15.80)%	2,988,813	3,718,837	(19.6)%
Average Total Assets	2,983,632	2,978,245	0.2%	3,672,253	(18.8)%	3,015,243	3,842,266	(21.5)%
Average Deposits	2,559,116	2,617,738	(2.2)%	3,100,419	(17.5)%	2,612,891	3,174,880	(17.7)%
Average Borrowings	239,992	240,189	(0.1)%	297,455	(19.3)%	245,708	374,139	(34.3)%
Average Interest-Bearing Liabilities	2,238,036	2,292,121	(2.4)%	2,844,821	(21.30)%	2,296,599	3,013,651	(23.8)%
Average Stockholders’ Equity	155,056	91,628	69.2%	232,136	(33.2)%	128,268	249,742	(48.6)%
Average Tangible Equity	152,417	88,692	71.8%	228,169	(33.2)%	125,327	245,377	(48.9)%

PERFORMANCE RATIOS (Annualized):
Return on Average Assets	(1.94)%	(3.94)%		(6.45)%		(4.14)%	(3.01)%
Return on Average Stockholders’ Equity	(37.30)%	(128.07)%		(101.97)%		(97.27)%	(46.25)%
Return on Average Tangible Equity	(37.94)%	(132.31)%		(103.75)%		(99.55)%	(47.08)%
Efficiency Ratio	75.97%	75.11%		68.21%		75.82%	69.70%
Net Interest Spread (1)	3.07%	3.17%		2.47%		3.17%	2.08%
Net Interest Margin (1)	3.49%	3.56%		3.00%		3.58%	2.65%

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period	$176,667	$177,820	(0.6)%	$105,268	67.8%	$144,996	$70,986	104.3%
Provision Charged to Operating Expense	20,700	37,793	(45.2)%	49,375	(58.1)%	117,710	119,067	(1.1)%
Charge-Offs, Net of Recoveries	(21,304)	(38,946)	(45.3)%	(29,875)	(28.7)%	(86,643)	(65,285)	32.7%

Balance at End of Period	$176,063	$176,667	(0.3)%	$124,768	41.1%	$176,063	$124,768	41.1%

Allowance for Loan Losses to Total Gross Loans	7.35%	7.05%		4.19%		7.35%	4.19%
Allowance for Loan Losses to Total Non-Performing Loans	90.41%	72.96%		71.53%		90.41%	71.53%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at Beginning of Period	$2,362	$2,655	(11.0)%	$4,291	(45.0)%	$3,876	$4,096	(5.4)%
Provision Charged to Operating Expense	1,300	(293)	(543.7)%	125	(535.0)%	(214)	320	(166.9)%

Balance at End of Period	$3,662	$2,362	55.0%	$4,416	(17.1)%	$3,662	$4,416	(17.1)%

(1)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	Sept. 30,	June 30,	%	December 31,	%	Sept. 30,	%
	2010	2010	Change	2009	Change	2009	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$194,729	$242,133	(19.6)%	$219,000	(11.1)%	$174,363	11.7%
Loans 90 Days or More Past Due and Still Accruing	—	—	—	67	(100.0)%	64	(100.0)%

Total Non-Performing Loans	194,729	242,133	(19.6)%	219,067	(11.1)%	174,427	11.6%
Other Real Estate Owned, Net	20,577	24,064	(14.5)%	26,306	(21.8)%	27,140	(24.2)%

Total Non-Performing Assets	$215,306	$266,197	(19.1)%	$245,373	(12.3)%	$201,567	6.8%

Total Non-Performing Loans/Total Gross Loans	8.13%	9.67%		7.77%		5.85%
Total Non-Performing Assets/Total Assets	7.25%	9.13%		7.76%		5.83%
Total Non-Performing Assets/Allowance for Loan Losses	122.3%	191.6%		138.9%		161.6%

DELINQUENT LOANS (Accrual Status)	$23,896	$21,702	10.1%	$41,151	(41.9)%	$28,472	(16.1)%

Delinquent Loans (Accrual Status)/Total Gross Loans	1.00%	0.87%		1.64%		0.96%

LOAN PORTFOLIO:
Real Estate Loans	$885,734	$928,819	(4.6)%	$1,043,097	(15.1)%	$1,086,735	(18.5)%
Commercial and Industrial Loans (2)	1,456,163	1,519,639	(4.2)%	1,714,212	(15.1)%	1,824,042	(20.2)%
Consumer Loans	53,237	55,790	(4.6)%	63,303	(15.9)%	68,537	(22.3)%

Total Gross Loans	2,395,134	2,504,248	(4.4)%	2,820,612	(15.1)%	2,979,314	(19.6)%
Deferred Loan Fees	(843)	(822)	2.6%	(1,552)	(45.7)%	(1,810)	(53.4)%

Gross Loans, Net of Deferred Loan Fees	2,394,291	2,503,426	(4.4)%	2,819,060	(15.1)%	2,977,504	(19.6)%
Allowance for Loan Losses	(176,063)	(176,667)	(0.3)%	(144,996)	21.4%	(124,768)	41.1%

Loans Receivable, Net	$2,218,228	$2,326,759	(4.7)%	$2,674,064	(17.0)%	$2,852,736	(22.2)%

LOAN MIX:
Real Estate Loans	37.0%	37.1%		37.0%		36.5%
Commercial and Industrial Loans	60.8%	60.7%		60.8%		61.2%
Consumer Loans	2.2%	2.2%		2.2%		2.3%

Total Gross Loans	100.0%	100.0%		100.0%		100.0%

DEPOSIT PORTFOLIO:
Demand — Noninterest-Bearing	$559,764	$574,843	(2.6)%	$556,306	0.6%	$561,548	(0.3)%
Savings	119,824	127,848	(6.3)%	111,172	7.8%	98,019	22.2%
Money Market Checking and NOW Accounts	422,564	434,533	(2.8)%	685,858	(38.4)%	723,585	(41.6)%
Time Deposits of $100,000 or More	1,126,760	1,117,025	0.9%	815,190	38.2%	845,318	33.3%
Other Time Deposits	298,474	320,865	(7.0)%	580,801	(48.6)%	763,390	(60.9)%

Total Deposits	$2,527,386	$2,575,114	(1.9)%	$2,749,327	(8.1)%	$2,991,860	(15.5)%

DEPOSIT MIX:
Demand — Noninterest-Bearing	22.1%	22.3%		20.2%		18.8%
Savings	4.7%	5.0%		4.0%		3.3%
Money Market Checking and NOW Accounts	16.7%	16.9%		24.9%		24.2%
Time Deposits of $100,000 or More	44.6%	43.4%		29.7%		28.3%
Other Time Deposits	11.9%	12.4%		21.2%		25.4%

Total Deposits	100.0%	100.0%		100.0%		100.0%

CAPITAL RATIOS (Bank Only):
Total Risk-Based	11.61%	7.35%		9.69%
Tier 1 Risk-Based	10.28%	6.02%		8.40%
Tier 1 Leverage	8.26%	4.99%		7.05%

(2)	Commercial and industrial loans include owner-occupied property loans of $967.9 million, $995.1 million and $1.16 billion as of September 30, 2010, June 30, 2010, and September 30, 2009, respectively.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended									Nine Months Ended
	September 30, 2010			June 30, 2010			September 30, 2009			September 30, 2010			September 30, 2009
		Interest	Average		Interest	Average		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST-EARNING ASSETS
Loans:
Real Estate Loans:
Commercial Property	$773,589	$10,638	5.46%	$811,063	$10,351	5.12%	$887,028	$12,051	5.39%	$806,704	$32,363	5.36%	$905,386	$38,029	5.62%
Construction	71,545	862	4.78%	81,067	946	4.68%	138,340	1,464	4.20%	88,424	3,202	4.84%	165,455	4,605	3.72%
Residential Property	67,291	805	4.75%	69,937	932	5.35%	83,387	1,050	5.00%	70,410	2,520	4.79%	86,904	3,332	5.13%

Total Real Estate Loans	912,425	12,305	5.35%	962,067	12,229	5.10%	1,108,755	14,565	5.21%	965,538	38,085	5.27%	1,157,745	45,966	5.31%
Commercial and Industrial Loans (1)	1,490,812	20,611	5.49%	1,593,326	21,484	5.41%	1,897,321	26,863	5.62%	1,588,153	64,330	5.42%	2,001,546	82,874	5.54%
Consumer Loans	54,469	690	5.03%	56,684	738	5.22%	73,670	1,084	5.84%	57,425	2,277	5.30%	77,606	3,345	5.76%

Total Gross Loans	2,457,706	33,606	5.42%	2,612,077	34,451	5.29%	3,079,746	42,512	5.48%	2,611,116	104,692	5.36%	3,236,897	132,185	5.46%
Prepayment Penalty Income	—	75	—	—	35	—	—	193	—	—	170	—	—	323	—
Unearned Income on Loans, Net of Costs	(823)	—	—	(899)	—	—	(1,642)	—	—	(994)	—	—	(1,442)	—	—

Gross Loans, Net	2,456,883	33,681	5.44%	2,611,178	34,486	5.30%	3,078,104	42,705	5.50%	2,610,122	104,862	5.37%	3,235,455	132,508	5.48%

Investment Securities:
Municipal Bonds (2)	6,301	95	6.03%	7,484	119	6.36%	58,179	933	6.41%	7,107	332	6.23%	58,760	2,878	6.53%
U.S. Government Agency Securities	92,690	620	2.68%	65,894	560	3.40%	37,969	431	4.54%	63,790	1,563	3.27%	20,345	671	4.40%
Mortgage-Backed Securities	63,439	537	3.39%	58,419	577	3.95%	82,429	807	3.92%	61,265	1,604	3.49%	77,720	2,582	4.43%
Collateralized Mortgage Obligations	45,747	300	2.62%	14,287	129	3.61%	17,066	173	4.05%	23,931	542	3.02%	23,742	736	4.13%
Corporate Bonds	3,130	30	3.83%	—	—	—	401	—	0.00%	1,055	30	3.79%	265	—	0.00%
Other Securities	12,402	103	3.32%	12,459	94	3.02%	12,977	130	4.01%	12,410	295	3.17%	9,411	272	3.85%

Total Investment Securities (2)	223,709	1,685	3.01%	158,543	1,479	3.73%	209,021	2,474	4.73%	169,558	4,366	3.43%	190,243	7,139	5.00%

Other Interest-Earning Assets:
Equity Securities	36,568	135	1.48%	37,979	123	1.30%	41,741	214	2.05%	37,961	397	1.39%	41,667	520	1.66%
Federal Funds Sold and Securities Purchased
Under Resale Agreements	6,932	8	0.46%	12,198	16	0.52%	56,568	67	0.47%	11,056	41	0.49%	95,365	261	0.36%
Term Federal Funds Sold	22,880	32	0.56%	7,253	11	0.61%	90,239	293	1.30%	10,128	29	0.38%	125,249	1,688	1.80%
Interest-Bearing Deposits in Other Banks	242,790	165	0.27%	138,824	99	0.29%	77,025	68	0.35%	149,988	319	0.28%	30,858	81	0.35%

Total Other Interest-Earning Assets	309,170	340	0.44%	196,254	249	0.51%	265,573	642	0.97%	209,133	786	0.50%	293,139	2,550	1.16%

TOTAL INTEREST-EARNING ASSETS (2)	$2,989,762	$35,706	4.74%	$2,965,975	$36,214	4.90%	$3,552,698	$45,821	5.12%	$2,988,813	$110,014	4.92%	$3,718,837	$142,197	5.11%

INTEREST-BEARING LIABILITIES

Interest-Bearing Deposits:
Savings	$122,122	$889	2.89%	$125,016	$922	2.96%	$93,404	$585	2.48%	$120,945	$2,635	2.91%	$86,715	$1,617	2.49%
Money Market Checking and NOW Accounts	429,601	1,094	1.01%	458,137	1,217	1.07%	629,124	2,998	1.89%	481,744	3,933	1.09%	431,646	6,278	1.94%
Time Deposits of $100,000 or More	1,133,970	5,059	1.77%	1,090,412	5,057	1.86%	983,341	7,447	3.00%	1,050,248	14,793	1.88%	1,124,876	29,877	3.55%
Other Time Deposits	312,351	1,257	1.60%	378,367	1,617	1.71%	841,497	6,335	2.99%	397,954	5,455	1.83%	996,275	25,064	3.36%

Total Interest-Bearing Deposits	1,998,044	8,299	1.65%	2,051,932	8,813	1.72%	2,547,366	17,365	2.70%	2,050,891	26,816	1.75%	2,639,512	62,836	3.18%

Borrowings:
FHLB Advances	153,777	342	0.88%	153,859	339	0.88%	213,583	865	1.61%	160,162	1,027	0.86%	290,142	2,987	1.38%
Other Borrowings	3,809	22	2.29%	3,924	31	3.17%	1,466	—	0.00%	3,140	53	2.26%	1,591	2	0.17%
Junior Subordinated Debentures	82,406	739	3.56%	82,406	692	3.37%	82,406	747	3.60%	82,406	2,100	3.41%	82,406	2,581	4.19%

Total Borrowings	239,992	1,103	1.82%	240,189	1,062	1.77%	297,455	1,612	2.15%	245,708	3,180	1.73%	374,139	5,570	1.99%

TOTAL INTEREST-BEARING LIABILITIES	$2,238,036	$9,402	1.67%	$2,292,121	$9,875	1.73%	$2,844,821	$18,977	2.65%	$2,296,599	$29,996	1.75%	$3,013,651	$68,406	3.03%

NET INTEREST INCOME (2)		$26,304			$26,339			$26,844			$80,018			$73,791

NET INTEREST SPREAD (2)			3.07%			3.17%			2.47%			3.17%			2.08%

NET INTEREST MARGIN (2)			3.49%			3.56%			3.00%			3.58%			2.65%

(1)	Commercial and industrial loans include owner-occupied commercial real etate loans

(2)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.